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Exhibit 23.5

[NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]

CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

        As independent oil and gas consultants, we hereby consent to the incorporation by reference of our report letter dated February 3, 2004 (the "Reserve Letter"), addressed to Westport Resources Corporation, in this Registration Statement on Form S-8. We further consent to all references to our firm and the Reserve Letter included in or made a part of the foregoing and to the reference to our firm as experts in the foregoing.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ C.H. (SCOTT) REES, III C.H. (Scott) Rees, III President and Chief Operating Officer
Dallas, Texas June 28, 2004

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CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.